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CUSIP NO. 984138107                   13D                    PAGE 10 OF 11 PAGES


                          Exhibit (1) of Schedule 13D



            EXECUTIVE OFFICERS AND DIRECTORS OF PURCHASER AND PARENT

     The following description sets forth (i) the name and title of each executive officer and director of each of Purchaser and Parent, and (ii) each such individual's business address and present principal occupation. Unless otherwise specified, each person listed below is a citizen of the United States and has his or her principal business address at 1440 Kiewit Plaza, Omaha, Nebraska 68131.

A.  Directors and Executive Officers of Purchaser

      The sole director of Purchaser is Marc D. Hamburg, and the sole executive officer of Purchaser is Marc D. Hamburg, President, Secretary and Treasurer.

B.  Directors and Executive Officers of Parent

      The Directors of Berkshire Hathaway Inc. are Warren E. Buffett, Charles T. Munger, Susan T. Buffett, Howard G. Buffett, Malcolm G. Chace, Ronald L. Olson, and Walter Scott, Jr. The executive officers of Berkshire Hathaway Inc. are Warren E. Buffett, Chairman and Chief Executive Officer, Charles T. Munger, Vice Chairman, and Marc D. Hamburg, Vice President and Treasurer.

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Name                                       Present Principal Occupation or Employment and Business Address
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Warren E. Buffett.......................  Chairman and Chief Executive Officer of Berkshire.
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Charles T. Munger.......................  Vice Chairman of Berkshire's Board of Directors.  His business address is 355 S. Grand
                                          Avenue, 34th Floor, Los Angeles, California 90071.
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Howard G. Buffett.......................  Chairman of the Board of Directors of The GSI Group.  His business address is 1004
                                          East Illinois Street, Assumption, Illinois 62510.
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Susan T. Buffett........................  A Director of Berkshire since 1991.  She is not otherwise employed.
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Malcolm G. Chace........................  Chairman of the Board of Directors of BankRI.  His business address is One Providence
                                          Washington Plaza, Providence, Rhode Island 02903.
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Marc D. Hamburg.........................  Vice President and Treasurer of Berkshire.
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Ronald L. Olson.........................  A partner in the law firm of Munger, Tolles & Olson LLP.  His business address is 355
                                          S. Grand Avenue, 35th Floor, Los Angeles, California 90071.
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Walter Scott, Jr........................  Chairman of the Board of Level 3 Communications, Inc.  His business address is 1025
                                          Eldorado Blvd., Broomfield, Colorado 80021.
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